INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement on Form S-8, File No. 333-81577 of Taubman Centers, Inc., of our report dated April 28, 2000, appearing in this Annual Report on Form 11-K of The Taubman Company and Related Entities Employee Retirement Savings Plan for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

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Detroit, Michigan
June 15, 2000









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